UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  January 20, 2016

SLM Student Loan Trust 2005-5
 ________________________________________
(Exact name of issuer as specified in its charter)

Delaware	333-103545 333-103545-03	04-3480392
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

c/o Deutsche Bank Trust Company Americas 60 Wall Street, 60th Floor Mail Stop NYC60-2606 New York, New York 10005 _________________________________ (Address of principal executive offices)

Issuer’s telephone number, including area code: (703) 984-5858
Not Applicable ______________________________________________ Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 25, 2016, the terms of the class A-5 notes (the “Notes”) issued by SLM Student Loan Trust 2005-5 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on January 20, 2016.  However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agent.  As a result, a failed remarketing has been declared.  Consequently, all existing class A-5 noteholders will be required to retain their Notes on the reset date.  The related interest rate for the Notes will be the failed remarketing rate which is equal to three-month LIBOR plus 0.75% per annum and the related reset period will be three months.  As such, the next applicable reset date will be April 25, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SLM STUDENT LOAN TRUST 2005-5
By: NAVIENT SOLUTIONS, INC., in its capacity as Administrator of the Trust

Dated: January 20, 2016	By:	/s/ Mark D. Rein
Name: Mark D. Rein
Title: Vice President